SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GIGOPTIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of Annual Meeting of Stockholders

To be held on October 26, 2012

To the Stockholders of GigOptix, Inc.:

I am pleased to invite you to the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of GigOptix, Inc. (the “Company”), which will be held at 8:00 a.m., local time, on October 26, 2012 at our principal executive offices, located at 130 Baytech Drive, San Jose, California 95134, for the following purposes:

1.	To elect three Class I directors to our Board of Directors to serve a three-year term expiring on the date on which our annual meeting of stockholders is held in 2015 or until their successor is duly elected and qualified;

2.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully explained in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 20, 2012 as the record date for the purposes of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

September 26, 2012

By Order of the Board of Directors,

/s/ Dr. Avi Katz

Dr. Avi Katz

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: this proxy statement, the proxy card and the Annual Report on Form 10-K are available at: www.proxyvote.com.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

GIGOPTIX, INC.

130 Baytech Drive

San Jose, CA 95134

PROXY STATEMENT

INTRODUCTION

This Proxy Statement contains important information regarding our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., local time, on October 26, 2012 at our principal executive offices located at 130 Baytech Drive, San Jose, California 95134. Your proxy is being solicited by our Board of Directors.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to consider and vote on the following proposals:

1.	The election of three Class I directors to our Board of Directors to serve a three-year term expiring on the date on which our annual meeting of stockholders is held in 2015 or until their successor is duly elected and qualified;

2.	The ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	The transaction of any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

1.	FOR the election of Joseph J. Lazzara, David T. Mitchell and Kimberly D.C. Trapp as Class I directors (Proposal 1);

2.	FOR the ratification of the selection of Burr Pilger Mayer, Inc. as our independent registered accounting firm for the fiscal year ending December 31, 2012 (Proposal 2); and

3.	FOR or AGAINST other matters that come before the Annual Meeting as the proxy holders deem advisable.

Who is entitled to vote on the proposals considered at the Annual Meeting?

The record date for the Annual Meeting is September 20, 2012. All holders of our common stock at the close of business on that date are entitled to attend and vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on September 20, 2012 there were 21,353,806 shares of common stock outstanding.

What is a quorum, and how is it determined?

A quorum is the minimum number of shares that must be present at the Annual Meeting to conduct business. The presence in person or by proxy of a majority of the shares of common stock issued and outstanding and entitled to vote as of the record date shall constitute a quorum. At least 10,676,904 shares of common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum.

How do I vote?

Your vote is very important, and the procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the pre-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Your vote must be received by 11:59 p.m., Eastern Time on October 25, 2012 to be counted.

•	To vote through the internet, go to http://www.proxyvote.com/ to complete an electronic proxy card. Your vote must be received by 11:59 p.m., Eastern Time on October 25, 2012 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from GigOptix. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

On or about October 1, 2012, we expect to mail to our stockholders the proxy statement, proxy card and Annual Report on Form 10-K. The proxy card also will instruct you on how to access and submit your proxy by mail, through the internet or by telephone.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered with respect to those shares to be the “beneficial holder” or “beneficial owner,” and those shares are considered to be held in “street name.” In that case, the broker, bank, or other holder is considered the “stockholder of record.”

How can I vote at the meeting if I am a beneficial owner?

As the beneficial owner, you have the right to direct the broker, bank, or other holder of record with respect to voting your shares and may do so by:

(i) completing the voting instruction card provided to you by your broker, bank or other holder of record; or

(ii) you may attend the Annual Meeting and cast your vote. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that under the New York Stock Exchange (the “NYSE”) rules, the election of directors (Proposal One) is a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” See “What are broker non-votes?” and “What if I don’t vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?” for more information regarding broker non-votes.

What do I need to attend the Annual Meeting?

All stockholders attending the Annual Meeting must present valid government-issued photo identification at the door to be admitted. If you are not the holder of record of your shares (e.g., you hold shares through a brokerage account), you must also present a copy of an account statement reflecting your ownership of the shares as of the close of business on the record date, September 20, 2012. No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

How will my shares be voted if I don’t provide specific instructions?

Your shares will be voted in accordance with the instructions that you indicate on your proxy card. If you execute your proxy card but do not provide instructions, your shares will be counted “FOR” the election of Joseph J. Lazzara, David T. Mitchell and Kimberly D.C. Trapp as Class I directors as the election of directors and “FOR” the ratification of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2012. For any other matters that come before the Annual Meeting, your shares will be voted at the discretion of the proxies, Dr. Avi Katz and Curt P. Sacks.

Can I change my vote after I have submitted a proxy?

Yes. If you are a stockholder of record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

•	Provide written notice of revocation to Corporate Secretary, c/o GigOptix, Inc., 130 Baytech Drive, San Jose, CA 95134;

•	Deliver a valid proxy bearing a later date or submit a new later dated proxy; or

•	Attend the Annual Meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, or by attending the Annual Meeting and voting in person.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

What are broker non-votes?

Broker non-votes are shares held in street name by a broker that the broker has no discretionary authority to vote. Brokers do not have authority to vote on matters considered to be non-routine unless they have received instructions from the beneficial owners of the shares. Broker non-votes are counted for the purpose of establishing a quorum but are not considered to be entitled to vote.

What is the effect if I don’t cast my vote?

Stockholders of record—If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners—If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent changes in the relevant regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Two).

What if I don’t vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because directors are elected based on a plurality vote, if you abstain from voting on the proposal to re-elect the directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm (Proposal Two), your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the approval of Burr Pilger Mayer, Inc. as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, because of a change in NYSE rules, your broker does not have discretionary authority to vote on the re-election of directors, so it is very important that you instruct your broker how to vote on the proposals.

How many votes are required to approve the proposals?

Proposal 1—Election of Directors. Directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either “for” or “withhold” your vote for the director nominee. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the director nominee and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

Proposal 4—Ratification of our Independent Registered Public Accounting Firm. For the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2012, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Who pays the cost of proxy solicitation?

We will bear the costs of the solicitation of proxies, including the costs of preparing, filing and mailing the proxy materials. We will also reimburse brokerage firms for expenses and fees related to the forwarding of these proxy materials to beneficial owners of our common stock. Our directors and executive officers may conduct further solicitations personally, but they will not receive additional compensation for such service. We have engaged The Proxy Advisory Group, LLC®, to assist in the solicitation of proxies and provide related advice and informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $6,000 in the aggregate.

What is householding?

Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as “householding” and is intended to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

We will promptly deliver, upon request, a separate copy of the proxy statement to any stockholder residing at an address at which only one copy was mailed. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at (800) 542-1061.

If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies.

How can I nominate director candidates?

Please refer to the section captioned “Candidates for the Board of Directors” on page 12 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 10, 2012 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors; and

•	all our executive officers and current directors, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentages are based on 21,348,433 shares of our common stock outstanding as of September 10, 2012, adjusted as required by such rules. As provided by such rules, shares of our common stock issuable pursuant to options to purchase, restricted stock units, or other rights to acquire shares of common stock that are exercisable or vest within 60 days of September 10, 2012 are deemed to be both beneficially owned by the person holding such options and outstanding for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

	Beneficial Ownership of Our Common Stock as of September 10, 2012 Common Stock (1)
	Shares	Percent of Class
5% Stockholders
DBSI Liquidating Trust (2)	1,942,524	8.7%
ACT Capital Management LLLP (3)	1,700,000	8.0%
Nicholas J. Zocchi and Kenilworth Ventures, Inc. Profit Sharing Plan (4)	1,500,000	7.0%
Lloyd I. Miller, III (5)	1,227,929	5.8%
Empire Capital Management, L.L.C. (6)	1,165,333	5.5%
Named Executive Officers and Directors
Dr. Avi Katz (7)	1,983,757	8.5%
Andrea Betti-Berutto (7)	715,469	3.2%
Curt Sacks (7)	162,013	*
Joseph J. Lazzara (7)	44,349	*
John J. Mikulsky (7)	131,811	*
Neil J. Miotto (7)	168,966	*
David T. Mitchell (7)	—	*
Frank Schneider (7)	142,855	*
Kimberly D.C. Trapp (7)	118,006	*
All current directors and executive officers as a group (10 persons)	3,816,977	15.4%

*	Represents less than 1% of our outstanding common stock.
(1)	Unless otherwise indicated, each person’s address is c/o GigOptix, Inc., 130 Baytech Drive, San Jose, California 95134.
(2)

According to a Schedule 13G/A filed with the SEC on January 25, 2012, Conrad Myers, Liquidating Trustee (the “Trustee”) of the DBSI Liquidating Trust (the “Trust”), is acting under the terms and conditions of the DBSI Liquidating Trust Agreement and Declaration of Trust dated October 29, 2010, by and among DBSI

Consolidated Debtors, as substantively consolidated debtors and debtors in possession under the “Second Amended Joint Chapter 11 Plan of Liquidation filed by the Chapter 11 Trustee and the Official Committee of Unsecured Creditors” (the “Plan of Liquidation”), confirmed by Order dated October 29, 2010 in the Chapter 11 Cases In re DBSI, Inc. et al., Case No. 08-12687 (PJW), the United States Bankruptcy Court, District of Delaware. Pursuant to the Plan of Liquidation, the Trust now holds 942,524 shares of our common stock and warrants that are currently exercisable with respect to 1,000,000 shares of our common stock. The Trustee disclaims beneficial ownership of such shares and warrants. The address for the Trust and the Trustee is 6327 SW Capitol Hwy, PMB 221, and Portland, Oregon 97239.
(3)	The information as to ACT Capital Management LLLP is derived from a Schedule 13G/A filed with the SEC on January 31, 2012. Amir L. Ecker and Carol G. Frankenfield are the General Partners of ACT Capital Management, LLLP. Investment decisions made on behalf of ACT Capital Management, LLLP are made primarily by its General Partners. The principal business address is 2 Radnor Corporate Center, Suite 111, Radnor, PA 19087.
(4)	The information as to Nicholas J. Zocchi and Kenilworth Ventures, Inc. Profit Sharing Plan is derived from a Schedule 13D/A filed with the SEC on May 7, 2012. Together Nicholas J. Zocchi and Kenilworth Ventures, Inc. Profit Sharing Plan are the beneficial owners of 1,500,000 shares of our common stock. Nicholas J. Zocchi owns 100 percent of the issued and outstanding stock of Kenilworth Ventures, Inc. and is the President of Kenilworth Ventures, Inc. and has the sole voting power and sole dispositive power with respect to the shares of our common stock.
(5)	The information as to Lloyd I. Miller, III is derived from a Schedule 13G filed with the SEC on April 26, 2012. Mr. Miller has sole voting and dispositive power with respect to 976,708 of our common stock as the managing member of a limited liability company that is the adviser to certain family trusts, and the trustee to certain grantor retained annuity trusts and shared voting and dispositive power with respect to 251,221 of our common stock as a co-member and co-manager of a limited liability company. Mr. Miller’s principal business address is 222 Lakeview Avenue, Suite 160-365, West Palm Beach, Florida 33401.
(6)	The information as to Empire Capital Management, L.L.C. is derived from a Form13F filed with the SEC on August 14, 2012. Empire Capital Management, LLC, a Delaware limited liability company (“Empire Management”) serves as the investment manager to and has investment discretion over the securities held by the Empire Investment Funds and the Charter Oak Funds. Empire GP serves as the general partner of Empire Onshore. Empire GP has retained Empire Management to serve as investment manager to Empire Onshore. Mr. Scott A. Fine and Mr. Peter J. Richards are the only Managing Members of Empire Management and the only Managing Partners of Empire GP. Both Mr. Fine and Mr. Richards disclaim beneficial ownership of the shares of our common stock, except with respect to any pecuniary interest in such securities. The address of the business office of Empire Capital Management, L.L.C. is 1 Gorham Island, Suite 201, and Westport, CT 06880.
(7)	Includes restricted stock units vesting within 60 days of September 10, 2012 and options and warrants to purchase shares of common stock exercisable within 60 days of September 10, 2012 as follows: 1,922,957 for Dr. Katz; 697,477 for Mr. Betti-Berutto; 122,620 for Mr. Sacks; 339,102 for Ms. Tipton; 18,424 for Mr. Lazzara; 18,424 for Mr. Mikulsky; 127,657 for Mr. Miotto; 0 for Mr. Mitchell; 89,771 for Mr. Schneider; and 118,006 for Ms. Trapp. Also includes shares held by the following individuals as of September 10, 2012: Dr. Avi Katz, Andrea Betti-Berutto, Julie Tipton, Curt Sacks, Joseph J. Lazzara, John J. Mikulsky, Neil J. Miotto and Frank Schneider. Ms. Tipton is GigOptix’ Senior Vice President of Operations.

CORPORATE GOVERNANCE

Members of the Board of Directors

The table below sets forth information regarding the members of our Board of Directors as of September 10, 2012. Our certificate of incorporation divides the Board of Directors into three classes with overlapping three year terms. Our Board of Directors currently consists of seven members. One class is elected each year at the annual meeting of stockholders, and the classes are to be as nearly equal in number as possible. The term of each class of directors expires as follows: Class I at the 2012 Annual Meeting, Class II at the 2013 annual meeting of stockholders, and Class III at the 2014 annual meeting of stockholders. Each director shall hold office until his or her successor is duly qualified.

Name	Age	Position	Class	Director Since
Dr. Avi Katz	54	Chairman of the Board, Chief Executive Officer and President	III	2008
Joseph J. Lazzara	61	Director	I	2011
John J. Mikulsky	67	Director	II	2011
Neil J. Miotto	66	Director	II	2008
David T. Mitchell	70	Director	I	2012
Frank W. Schneider	70	Director	III	2010
Kimberly D.C. Trapp	54	Director	I	2008

Class I Directors—up for election at this Annual Meeting for a term expiring at the 2015 annual meeting of stockholders.

Joseph J. Lazzara has served on our board of directors since June 2011. He had previously served as a director of Endwave Corporation since February 2004. From September 2006 to March 2008, Mr. Lazzara served as the Vice Chairman and a director of Omron Scientific Technologies, Inc., a manufacturer of factory automation sensors and machine safeguarding products. Until the acquisition by Omron Corporation in September, 2006, Mr. Lazzara served as President and Chief Executive Officer of Scientific Technologies, Inc. (NASDAQ:STIZ) between 1993 and 2006, as the President between 1989 and 1993, and as the Treasurer and a director of Scientific Technologies between 1984 and 2006. Mr. Lazzara also served as a Vice President of Scientific Technologies between September 1984 and June 1989. From 2006, Mr. Lazzara also served as the Vice Chairman and Director of Automation Products Group, Inc., a privately held manufacturer of automation sensors. He also served as Treasurer and a director of Scientific Technologies’ parent company, Scientific Technology Incorporation, from 1981 and 2006. Prior to 1981, Mr. Lazzara was employed by Hewlett-Packard Company, a global technology solutions provider, in Process and Engineering Management. Mr. Lazzara received a B.S. in engineering from Purdue University and an M.B.A. from Santa Clara University. We believe that Mr. Lazzara’s extensive business expertise, both as the Chief Executive Officer and Board Member of a publicly traded company as well as his technical background qualify him to serve on our board of directors.

David T. Mitchell has served on our board of directors since June of 2012. He is the founder and Chief Executive Officer and Chairman of the Board of Directors of Fabrinet since its inception in 2000. Mr. Mitchell also served as Fabrinet’s President from 2000 to January 2011. In 1979, Mr. Mitchell co-founded Seagate Technology, a disk drive manufacturing company. Mr. Mitchell served as the president of Seagate Technology from 1983 to 1991. From 1992 to 1995, Mr. Mitchell served as the chief operating officer of Conner Peripherals, a disk drive manufacturing company. From 1995 to 1998, Mr. Mitchell served as the chief executive officer of JTS Corp., a mobile disk drive manufacturing company. During his tenure in the data storage industry, Mr. Mitchell established manufacturing operations in Singapore, Thailand, Malaysia, the PRC and India. Mr. Mitchell earned a Bachelor of Science degree in economics from Montana State University. Mr. Mitchell brings extensive knowledge and understanding of the optical business particularly in relation to manufacturing and operations, as well as more than 30 years of experience in an array of executive management roles within the semiconductor and optoelectronics industry that qualify him to serve on our board of directors.

Kimberly D.C. Trapp has served on our board of directors since December 2008. She previously served as a director of Lumera Corporation from October 2006 and a director of GigOptix LLC from October 2007 until the merger of the two companies in December 2008. From 2003 to 2010, she was the Industry Liaison Officer for the Center of Optical Technologies at Lehigh University, which advances the research and application of optical and electro-optic technologies. Under her leadership, the Center added more than 45 industry liaison members and joint partners, obtained more than $95 million in funding, and in 2007, opened The Smith Family Laboratory for Optical Technologies. Prior to joining Lehigh University, Ms. Trapp spent 23 years in the telecommunications industry, her last position being Director of Marketing and Business Operations for the Agere Systems Inc. Optoelectronics Business Unit. Ms. Trapp received her B.S. degree in chemistry from Purdue University, her M.S. degree in inorganic chemistry from Fairleigh Dickinson University, and completed a corporate sponsored MBA program. From her industry and academic experience of more than 30 years, Ms. Trapp brings a tremendous amount of technical expertise, especially in the area of optical and electro-optic technologies, that we believe makes her uniquely qualified to sit on our board of directors.

Class II Directors—continuing directors with a term expiring at the 2013 annual meeting of stockholders.

John J. Mikulsky has served on our board of directors since June 2011. He had previously served as Endwave Corporation’s President and Chief Executive Officer since December 1, 2009. From August 2005 until November 2009, Mr. Mikulsky served as Endwave Corporation’s Chief Operating Officer and Executive Vice President. From May 2001 until August 2005, Mr. Mikulsky served as Endwave Corporation’s Chief Marketing Officer and Executive Vice President, Marketing and Business Development. From May 1996 until April 2001, Mr. Mikulsky served as Endwave Corporation’s Vice President of Product Development. From 1993 until 1996, Mr. Mikulsky worked as a Technology Manager for Balazs Analytical Laboratory, a provider of analytical services to the semiconductor and disk drive industries. Prior to 1993, Mr. Mikulsky worked at Raychem Corporation, most recently as a Division Manager for its Electronic Systems Division. Mr. Mikulsky holds a B.S. in electrical engineering from Marquette University, an M.S. in electrical engineering from Stanford University and an S.M. in management from the Sloan School at the Massachusetts Institute of Technology. We believe Mr. Mikulsky’s extensive industry knowledge and experience, including his years of experience at Endwave Corporation in both technical and leadership roles, qualify him to serve on our board of directors.

Neil J. Miotto has served on our board of directors since December 2008. He is a retired assurance partner of KPMG LLP, where he was a partner for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as an SEC reviewing partner. He is a member of American Institute of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Mr. Miotto is a member of the Board of Directors of Micrel Inc., where he serves as chairman of the Audit Committee. Mr. Miotto brings extensive financial risk assessment and financial reporting experience to our board of directors. We believe that Mr. Miotto’s extensive experience with public companies and financial accounting matters makes him well qualified to be on our board of directors.

Class III Directors—continuing directors with a term expiring at the 2014 annual meeting of stockholders.

Dr. Avi Katz served as Chief Executive Officer, President, and Chairman of the Board of Directors of GigOptix LLC and GigOptix Inc. since he co-founded the companies in July 2007. Dr. Katz also served as a board member, Chief Executive Officer and President of iTerra Communications LLC, the predecessor to GigOptix LLC, from April 2007 until October 2007. Dr. Katz also serves as the Chairman of the board of directors of GigOptix-Helix AG, GigOptix Israel Ltd., Lumera Inc. and Endwave Corporation. From April 2006 to April 2007, he was the Corporate Development executive with Symphony Services Corp., and a Managing Partner and Chairman of APU-Global, a technology consulting company, which he founded in 2005. Dr. Katz was the Chief Executive Officer, President and a board member of Intransa, Inc., from 2003 to 2005, and was the Chief Executive Officer, President and a board member of Equator Technologies, Inc., from 2000 to 2003. He holds numerous U.S. and international patents, has published about 300 technical papers and is the editor of a number of technical books. Dr. Katz received his Ph.D. in materials engineering and a B.S. in engineering from Technion-IIT, Israel, and is a graduate of the Israeli Naval Academy. As our co-founder, and the CEO since the inception, Dr. Katz has the benefit of understanding our complete history. This background, together with his extensive executive experience and exceptional technical skills, make Dr. Katz uniquely qualified to serve on our Board of Directors.

Frank W. Schneider joined our board of directors in June 2010. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc., where Mr. Schneider served as Vice President and General Manager until his retirement in 2009. Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. Subsequent to the merger, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business unit of that company. Mr. Schneider also serves on the board of directors of Micrel, Incorporated where he serves as a member of the Audit and Compensation Committees, and has served as a member of the advisory board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. Mr. Schneider serves as a member of the Compensation Committee of our board of directors. He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University’s Kellogg School of Business. We believe Mr. Schneider is well qualified to serve on our board of directors due to his leadership skills and industry experience, which he has demonstrated through more than 40 years of management and experience in the semiconductor, electronic component and systems industries.

Arrangements with Directors

Pursuant to the terms of the merger agreement between GigOptix LLC and Lumera Corporation, Dr. Katz was elected to serve as the Chairman of our Board of Directors, and each of Ms. Trapp and Mr. Miotto were elected to serve as our directors immediately following the effectiveness of that merger. Pursuant to the terms of the merger agreement with Endwave Corporation, Messrs. Lazzara and Mikulsky were elected to serve as our directors following the effectiveness of that merger.

There are no immediate family relationships between or among any of our executive officers and directors.

Director Independence

The Board of Directors has determined that Mr. Lazzara, Mr. Miotto, Mr. Schneider, Mr. Mitchell and Ms. Trapp are “independent” directors. Mr. Lazzara, Mr. Mitchell and Ms. Trapp are nominees for election as a Class I director at the Annual Meeting.

The Company uses the independence standards set forth by Section 803(a)(2) of the NYSE MKT Company Guide. In reviewing the independence of our directors against these standards, we consider relationships and transactions between each director and members of the director’s family with us and our affiliates. Each member of our two standing committees, the Audit Committee and the Compensation Committee, is independent as defined by Section 803(a)(2) of the NYSE MKT Company Guide, and each member of our Audit Committee is also independent as defined by Rule 10A-3(b)(1) under the Exchange Act.

Meetings of the Board of Directors

The Board of Directors held 9 meetings during fiscal year 2011. Each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which that director served, except for Mr. Miotto who was appointed to the Compensation Committee in December of 2011 and was unable to attend the one Compensation Committee meeting held that month due to a pre-existing commitment.

Mr. Miotto attended all of the Audit Committee meetings held during fiscal year 2011 and has attended all Compensation Committee meetings since December 2011. We recommend that directors attend each annual meeting of stockholders. All current directors who were directors at the time of the 2011 annual meeting attended the 2011 annual meeting of stockholders.

Board Leadership Structure

Our Board of Directors believes that our Chief Executive Officer is best situated to serve as our Chairman of the Board, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board of Directors, which are essential to effective governance.

One of the key responsibilities of our Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. Our Board of Directors believes the combined role of Chairman of the Board and Chief Executive Officer, together with our independent directors, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Board Committees

The Board of Directors has a standing Audit Committee and Compensation Committee and has adopted a written charter for each of them. The written charter for each committee can be found at our website, www.gigoptix.com.

We do not currently have a standing nominating committee. The entire Board of Directors participates in the consideration of director nominees upon a recommendation from a majority of the then-existing independent directors.

Audit Committee

We have a separately designated standing Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is comprised of not less than three nor more than four directors, each of whom is independent as determined by the Board of Directors and as defined by Rule 10A-3(b)(1) under the Exchange Act and Section 803(a)(2) of the NYSE MKT Company Guide. The Board of Directors has also determined that Mr. Miotto is an “audit committee financial expert” as defined in SEC rules and Section 803(b)(2)(iii) of the NYSE MKT Company Guide. This designation does not impose on Mr. Miotto any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our Audit Committee or our Board of Directors. The current members of the Audit Committee are Mr. Miotto (who serves as chairman of the committee), Mr. Lazzara and Ms. Trapp.

The Audit Committee held 4 meetings during fiscal year 2011. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available at our website at ir.gigoptix.com—Corporate Governance.

The Audit Committee is responsible for monitoring and overseeing: (i) our accounting and financial reporting processes; (ii) the preparation and integrity of our financial statements; (iii) our compliance with financial statement and regulatory requirements; (iv) the performance of our internal finance and accounting personnel and our independent registered accounting firm and (v) the qualification and independence of our independent registered accounting firm.

The Audit Committee has the authority to retain legal, accounting or other experts that it deems necessary to carry out its duties. It also has the authority to determine the compensation of such advisors, as well as that of our independent registered accounting firm, and to determine appropriate funding needs for ordinary administrative expenses that are necessary or appropriate for carrying out its duties.

The Audit Committee Report is included in this Proxy Statement on page 20.

Compensation Committee

We have a separately designated standing Compensation Committee. The members of the Compensation Committee are Mr. Schneider (who serves as chairman of the committee), Mr. Lazzara and Mr. Miotto, each of whom has been determined by the Board of Directors to be independent.

The Compensation Committee held 4 meetings during fiscal year 2011. The Compensation Committee has adopted a written charter approved by the Board of Directors, which is available at our website at ir.gigoptix.com —Corporate Governance.

The Compensation Committee advises the Board of Directors and fulfills some of the responsibilities of the Board of Directors relating to: (i) the compensation of our executive officers; (ii) the disclosure of executive compensation information in our Proxy Statement and (iii) oversight of our compensation programs and policies, including our equity and benefit plans.

The Compensation Committee approves the compensation of all executive officers except for the Chief Executive Officer. The Chief Executive Officer’s compensation is reviewed by the Compensation Committee and recommended to the Board of Directors for approval. Among the actions taken by the Compensation Committee in connection with executive compensation are: (i) establishing and reviewing the performance goals of each executive officer; (ii) reviewing and approving awards under our bonus plans and (iii) reviewing and approving the compensation packages for new and terminated executive officers. Our Chief Executive Officer regularly advises and makes recommendations to the Compensation Committee regarding the compensation of the other executive officers; however, he does not participate in the voting and deliberations of his own compensation. The Compensation Committee may not delegate its authority to other persons.

The Compensation Committee has the sole authority to retain any third party to assist with the assessment of executive compensation. The committee further has authority to approve such third party’s fee and terms of retention. In 2011, the Compensation Committee engaged an independent compensation consultant, Compensia, Inc., to provide the committee with an analysis of our salaries for executive officers and the Board of Directors. Compensia developed recommendations that were presented to the Compensation Committee for its consideration, and as a result, the Compensation Committee made changes to the cash compensation.

Candidates for the Board of Directors

It is the policy of the Board of Directors to consider candidates recommended by stockholders for membership on the Board of Directors. Individuals recommended by stockholders will be considered on the same basis and be subject to the same qualification criteria as those recommended by our management or other members of the Board of Directors. Stockholders should submit their recommendations to the following address and should include verification of the stockholder’s status as a stockholder and relevant information about the recommended candidate, including such candidate’s name and qualifications for membership on our Board of Directors.

GigOptix, Inc.

130 Baytech Drive

San Jose, CA 95134

Attn: Investor Relations

While we do not have a formal diversity policy for board membership, the Board of Directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board of Directors’ deliberations and decisions. The Board of Directors has not established minimum qualifications of director nominees but considers a broad range of criteria to evaluate individual candidacies. Such criteria include but are not limited to: (i) industry experience; (ii) management experience; (iii) integrity and judgment; (iv) independence; (v) conflicts of interest and (vi) the current needs and expertise of the Board of Directors. The Board of Directors generally considers candidates in connection with upcoming elections and specific vacancies but may evaluate additional candidates on an ongoing basis as such candidates are recommended by our stockholders, directors or management.

The directors who have been nominated for election as Class I directors at the Annual Meeting, are Joseph J. Lazzara, David T. Mitchell and Kimberly D.C. Trapp. Mr. Lazzara was named to the Board of Directors at the closing of the merger between GigOptix, Inc. and Endwave Corporation on June 17, 2011. Mr. Mitchell was appointed to the Board of Directors in June 2012. Ms. Trapp has served on the GigOptix, Inc. Board of Directors since December 2008. Mr. Lazzara, Mr. Mitchell and Ms. Trapp were all nominated for election at the Annual Meeting by the entire Board of Directors.

Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of the Board of Directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board of Directors regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board of Directors and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by the board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. Our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our Compensation Committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board of Directors or a committee thereof.

Communications with the Board of Directors

Any stockholder may send communications to our Board of Directors and to any individual director. Communications addressed to the Board of Directors will be forwarded to the Chairman for review and distribution to the other members of the Board of Directors. Communications addressed to an individual director will be forwarded directly to the individual director. All communications to our executive offices should be sent to the attention of the Secretary.

Information regarding our Executive Officers

The table below sets forth information regarding our non-director executive officers as of September 10, 2012:

Name	Age	Title
Curt P. Sacks	42	Senior Vice President and Chief Financial Officer
Andrea Betti-Berutto	47	Senior Vice President and Chief Technical Officer
Julie Tipton	47	Senior Vice President of Operations

Curt P. Sacks has served as our Senior Vice President and Chief Financial Officer since June 2011. He served as Endwave Corporation’s Chief Financial Officer since June 2009. Prior to that, he served as Vice President of Finance and Corporate Controller of Endwave since February 2006. He joined Endwave in 2004 as Corporate Controller, after serving in this capacity for two successive companies—first, for Com21, Inc., a manufacturer of system solutions for the broadband access market; and next with Finisar, Inc., a manufacturer of high-speed communication equipment for data and storage. Prior to 1998, Mr. Sacks worked in corporate finance at 3Com Corporation and as an auditor for Deloitte & Touche LLP. Mr. Sacks is a C.P.A. (inactive) in California with a B.A. in business-economics from the University of California, Los Angeles.

Andrea Betti-Berutto is our Senior Vice President and Chief Technical Officer and has served as our Chief Technical Officer since the inception of GigOptix LLC in July 2007. Mr. Betti-Berutto was a co-founder of GigOptix LLC’s predecessor company, iTerra Communications, LLC, where he served in a variety of capacities from 2000 until July 2007. He also co-founded GigOptix LLC in July 2008. He has more than 16 years of experience in the design of Integrated Circuits (IC) and multichip modules for microwave, millimeter-wave, and RF applications. He is the author of several publications in technical journals in the area of power amplifiers, high-speed ICs, and broadband design for lightwave applications. Mr. Betti-Berutto received his M.S. degree in electrical engineering from the University of Rome “La Sapienza”.

Julie Tipton has served as our Senior Vice President of Operations since March 2010 following her tenure as our Vice President of Marketing which began with the inception of GigOptix LLC in July 2007. Previously, Ms. Tipton held numerous management positions at NXP Semiconductors and its predecessor, Philips Semiconductors, predominantly developing and marketing IC solutions for the consumer and mobile telephony segments from September 1985 until June 2007. She was most recently General Manager for Mobile Wireless LAN product line responsible for P&L. Her other positions at the company included Director of Operations for Business Line Connectivity, General Manager of Networking ASICs product line, Vice President and General Manager of Digital Video Interactive product line, Business Development Manager for Consumer ICs North America, and International Product Marketing Manager for Teletext ICs. Ms. Tipton received her BS degree in physics with electronics from the University of Kent at Canterbury and a Diploma in Marketing from Chartered Institute of Marketing, both in England.

Arrangements with Executive Officers

Pursuant to the terms of the merger agreement between GigOptix LLC and Lumera Corporation, Dr. Avi Katz was appointed as our Chief Executive Officer and Andrea Betti-Berutto was appointed our Chief Technical Officer immediately following the effectiveness of the merger. Pursuant to the terms of the merger agreement between GigOptix, Inc. and Endwave Corporation, Curt P. Sacks was appointed as our Senior Vice President and Chief Financial Officer immediately following the effectiveness of the merger.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The table below sets forth the compensation earned by our Chief Executive Officer and our two other most highly compensated executive officers for the fiscal years ended December 31, 2011 and 2010 whose compensation exceeded $100,000. These individuals are collectively referred to as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation	Total
	(b)	(c)	(d)	(f)	(i)	(j)
Dr. Avi Katz	2011	$370,731	$410,000	$1,351,611	$978	$2,133,320
Chairman of the Board of Directors, Chief Executive Officer and President	2010	$300,000	$42,000	$1,065,382	$883	$1,408,265

Andrea Betti-Berutto	2011	$231,207	$40,000	$378,563	$296	$650,066
Senior Vice President and Chief Technology Officer	2010	$187,000	$—	$382,546	$299	$569,845

Curt Sacks (3)	2011	$150,877	$—	$561,085	$103	$712,065
Senior Vice President and Chief Financial Officer	2010	$—	$—	$—	$—	$—

Ron Shelton (2)	2011	$29,566	$—	$0	$72	$29,638
Senior Vice President and Chief Financial Officer (former)	2010	$205,700	$—	$233,582	$269	$439,551

(1)	The amounts in column (f) represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9-Stockholders’ Equity, to our audited financial statements for the fiscal year ended December 31, 2011 included in this Form 10-K.
(2)	Ron Shelton, our former Chief Financial Officer, resigned from the company as of February 1, 2011.
(3)	Curt Sacks, our current Chief Financial Officer, joined the company on June 17, 2011.

Narrative Disclosure to Summary Compensation Table

The Summary Compensation Table sets forth the aggregate compensation earned by each of our named executive officers in 2011 and 2010.

The components of executive compensation consist of salary, annual cash bonuses and equity grants. Annual cash bonuses are awarded in the discretion of the Compensation Committee of the board of directors after a review and evaluation of each executive officer’s performance during the year. Equity grants generally consist of stock options, warrants and restricted stock units and are intended to serve as long-term compensation and awards in lieu of annual cash bonuses. The Compensation Committee may also authorize special compensation awards in the form of cash or equity grants to recognize extraordinary efforts or results.

Equity awards are generally granted pursuant to the GigOptix, Inc. 2008 Equity Incentive Plan. Equity grants to our executive officers generally vest as to 25% of the underlying award on the one-year anniversary of the grant date and monthly thereafter for a period of three years. However, certain equity awards to our executive officers vest in accordance with certain performance goals being achieved, as discussed in more detail below in the vesting schedules for such equity awards. In the case of stock options and warrants, the exercise price is set at 100% of the fair market value of the underlying common stock on the date of grant.

We have entered into an employment agreement with each of our executive officers, which governs the terms of employment as well as provides for certain payments upon termination of employment. The employment agreements for the named executive officers are discussed in more detail below under the caption “Employment Arrangements with Named Executive Officers.”

Outstanding Equity Awards at Fiscal Year-End (2011)

	Option Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Exercise Price ($)	Option Expiration Date
Dr. Avi Katz	8/1/07	182,187	—	$0.73	8/1/17
Chief Executive Officer and President	11/6/08	37,048	—	$6.08	7/16/13
	12/17/08	436,003	145,335	$1.10	12/17/18
	3/19/09	53,461	24,303	$0.95	3/19/19
	11/9/09	67,704	62,296	$3.50	11/9/19
	3/17/10	209,911	293,089	$1.95	3/17/20
	10/27/10	107,926	240,419	$2.40	10/27/20
	2/3/11	—	405,364	$2.50	2/3/21
	6/17/11	200,000	224,212	$2.65	6/17/21

Andrea Betti-Berutto	8/1/07	112,612	—	$0.73	8/1/17
Senior Vice President and Chief Technology Officer	11/6/08	22,900	—	$6.08	7/16/13
	12/17/08	179,184	59,729	$1.10	12/17/18
	3/19/09	24,777	11,248	$0.95	3/19/19
	11/9/09	19,785	18,226	$3.50	11/9/19
	3/17/10	66,904	95,096	$1.95	3/17/20
	10/27/10	43,234	96,320	$2.40	10/27/20
	2/3/11	—	141,287	$2.50	2/3/21
	6/17/11	—	87,713	$2.65	6/17/21

Curt Sacks	6/17/11	—	330,000	$2.65	6/17/21
Senior Vice President and Chief Financial Officer (1)

(1)	Curt Sacks, our Chief Financial Officer, began working for the company on June 17, 2011.

Grant Date	Vesting Schedule for Dr. Katz
6/17/11	In total Dr. Katz was granted 424,212 options on 6/17/11. 100,000 of the options were vested on the day of grant. An additional 100,000 options vested on the six month anniversary of the day of grant. The remaining 224,212 options will be vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

2/3/11	The grant vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

10/27/10	The vesting of 116,115 shares of the grant of 348,344 stock options was subject to our meeting certain financial goals for the first two quarters of 2011. As the Board of directors determined that the underlying goals were satisfied, 29,029 shares of the underlying award were vested on July 27, 2011, and an additional 87,086 shares are to be vested on a monthly basis thereafter over a 39 month period; in addition 58,057 shares of the underlying award vested on October 27, 2011, and the remaining 174,172 shares of the stock options will vest on a monthly basis thereafter over a 36 month period.

3/17/10	In total Dr. Katz was granted 503,000 options on 3/17/10. 203,000 stock options vests as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the remaining options every month thereafter for three years. An additional 121,100 options were vested on April 1, 2011 as the average closing price of the Company’s common stock during March 2011 was greater than $2.50; an additional 122,100 options will vest on April 1, 2012 if the average

Grant Date	Vesting Schedule for Dr. Katz
closing price of the Company’s common stock during March 2012 is equal to or greater than $3.50; if not, then these options will be cancelled; and an additional 56,800 options will vest on April 1, 2013 if the average closing price of the Company’s common stock during March 2013 is equal to or greater than $5.00; if not, then these options will be cancelled.

11/9/2009	The grant vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/19/2009	The grant of 77,764 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/17/2008	Grant of 581,338 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

11/6/2008	Warrant to purchase 37,048 shares was fully vested as of the grant date.

8/1/2007	The grant of 137,500 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years, and then 50% of the unvested options were fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation and the other 50% will be vested on 12/31/2009. The grant of 10,313 stock options, which was to vest upon the schedule closing of a financing event, fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation. The grants of 27,500 stock options and 6,875 stock options were fully vested on the grant date.

Grant Date	Vesting Schedule for Mr. Betti-Berutto
6/17/11	The grant will be vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

2/3/11	The grant vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

10/27/10	The vesting of 46,518 shares of the grant of 139,554 stock options was subject to our meeting certain financial goals for the first two quarters of 2011. As the Board of directors determined that the underlying goals were satisfied, 11,630 shares of the underlying award were vested on July 27, 2011, and an additional 34,888 shares will vest on a monthly basis thereafter over a 39 month period; in addition 23,259 shares of the underlying award vested on October 27, 2011, and the remaining 69,777 shares of the stock options will vest on a monthly basis thereafter over a 36 month period.

3/17/10	In total Mr. Betti-Berutto was granted 162,000 options on 3/17/10. 61,500 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the remaining options every month thereafter for three years. An additional 40,000 options were vested on April 1, 2011 as the average closing price of the Company’s common stock during March 2011 was greater than $2.50; an additional 43,000 options will vest on April 1, 2012 if the average closing price of the Company’s common stock during March 2012 is equal to or greater than $3.50; if not, then these options will be cancelled; and an additional 17,500 options will vest on April 1, 2013 if the average closing price of the Company’s common stock during March 2013 is equal to or greater than $5.00; if not, then these options will be cancelled.
11/9/2009	The grant of 38,011 stock options vested as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

Grant Date	Vesting Schedule for Mr. Betti-Berutto

3/19/2009	The grant of 36,025 stock options vested as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/16/2008	The grant of 238,913 stock options vested as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

11/6/2008	Warrant to purchase 22,900 shares was fully vested as of the grant date.

8/1/2007	The grant of 68,200 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years, and then 50% of the unvested option were fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation and the other 50% vested on 12/31/2009. The grant of 44,412 stock options was fully vested on the grant date.

Grant Date	Vesting Schedule for Mr. Sacks
6/17/11	The grant will be vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

Employment Arrangements with Named Executive Officers

We do not have deferred compensation plans, pension plans or other similar arrangements or plans for our executive officers, except a tax-qualified 401(k) Plan, which is available generally to all of our employees.

On March 27, 2012 and August 10, 2012 the Board of Directors, upon recommendation of the Compensation Committee, approved an amendment to the Employment Agreement of Dr. Katz, our Chief Executive Officer. The agreement establishes his annual salary, bonuses and eligibility for health benefits, among other provisions and clarifies the severance which he is entitled to receive in the event that his employment with the Company is terminated without “cause” or he resigns for “good reason” (as those terms are defined in his Employment Agreement). Dr. Katz would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of his respective annual base salary then in effect and a lump sum payment equal to thirty months of his annual base salary following the initial six month period plus the vesting of all outstanding, unvested awards. In the event that such termination occurs within twelve months following a Change of Control (as such term is defined in his Employment Agreements), then Dr. Katz will be entitled to a pro-rated annual bonus plus lump sum severance amount equal to three years’ worth of his annual base salary plus average annual bonuses, the vesting of all outstanding, unvested awards and a potential tax equalization payment or gross-up payment which would place Dr. Katz in the same after-tax position as if any excise tax penalty did not apply. Existing restrictions on competition and solicitation customers and employees of the Company as conditions to receipt of severance have not been amended.

On March 27, 2012 and August 10, 2012 the Board of Directors, upon recommendation of the Compensation Committee, approved an amendment to the Employment Agreements of Mr. Sacks, our Chief Financial Officer, and Mr. Betti-Berutto, our Chief Technical Officer. The agreements establish their annual salary, bonuses and eligibility for health benefits, among other provisions and clarify the severance which either is entitled to receive in the event that his employment with the Company is terminated without “cause” or either resigns for “good reason” (as those terms are defined in his Employment Agreement). Messrs. Sacks and Betti-Berutto would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of their respective annual base salary then in effect and a lump sum payment equal to six months of their respective annual base salary following the initial six month period plus the vesting of all outstanding, unvested awards. In the event that such termination occurs within twelve months following a Change of Control (as such term is defined in their respective Employment Agreements), then Messrs. Sacks and

Betti-Berutto will be entitled to a pro-rated annual bonus plus lump sum severance amount equal to one year worth of their respective annual base salary plus average annual bonuses, the vesting of all outstanding, unvested awards and a potential tax equalization payment or gross-up payment which would place the executives in the same after-tax position as if any excise tax penalty did not apply.

The GigOptix, Inc. 2008 Equity Incentive Plan contains certain provisions for change in control transactions. In the event of a Covered Transaction (as defined in the plan), the outstanding awards must either be assumed or substituted by the successor company or will be fully accelerated prior to the closing of the Covered Transaction.

Director Compensation

The following table sets forth the compensation earned for services performed for us as a director by each member of our board of directors, other than any directors who are also our named executive officers, during the fiscal year ended December 31, 2011.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
C. James Judson (2)	—	$64,683	$64,683
Kimberly D.C. Trapp	—	$59,086	$59,086
Neil J. Miotto	—	$64,683	$64,683
John J. Mikulsky	—	$117,036	$117,036
Frank Schneider	—	$117,036	$117,036
Joseph J. Lazzara	—	$117,036	$117,036

(1)	The amounts represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9-Stockholders’ Equity , to our audited financial statements for the fiscal year ended December 31, 2011 included in this Annual Report on Form 10-K.
(2)	C. James Judson resigned as a member of our board of directors effective November 21, 2011. As provided in the agreement with the Company related to his resignation, the vesting for each of Mr. Judson’s options to purchase Company stock (other than performance-based options for 7,500 shares issued on March 17, 2010) accelerated to the extent not already vested, and Mr. Judson will have the full term of such options’ vesting period in which to exercise such options, rather than a three-month period post-resignation

As of December 31, 2011, each current director held option awards as follows:

Name	Aggregate Number of Shares Underlying Stock Options (#)
Kimberly D.C. Trapp	169,776
Neil J. Miotto	193,600
John J. Mikulsky	40,000
Frank Schneider	137,500
Joseph J. Lazzara	40,000

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report which follows does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings, except to the extent to which we specifically incorporate any such information in any such future filings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has provided the following report:

The Audit Committee assists the Board of Directors in its monitoring and oversight of the accounting and financial reporting processes of the Company and the audits, preparation and integrity of the Company’s financial statements, the Company’s compliance with financial statement and regulatory requirements, the performance of the Company’s internal finance and accounting personnel and independent auditors, and the qualifications and independence of the Company’s independent auditors. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors; establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and otherwise discharges Audit Committee functions imposed by regulatory requirements. The Audit Committee specifically approves all audit and non-audit services performed by the independent auditor.

During 2011, the Audit Committee was composed of three members, each of whom is independent as determined by the Board of Directors and as defined by Rule 10A-3(b)(1) under the Exchange Act and the rules of the NYSE MKT. The Audit Committee also includes at least one independent director who is determined by the Board of Directors to have the qualifications of an “audit committee financial expert” in accordance with the SEC and NYSE MKT rules. During 2011, the Board of Directors determined that Mr. Miotto was an audit committee financial expert.

The Audit Committee held 4 meetings during fiscal 2011.

Management is responsible for the preparation, integrity, objectivity and public reporting of the Company’s consolidated financial statements. It also has responsibility for maintaining accounting and financial reporting principles and internal controls and procedures designed to reasonably assure compliance with accounting standards and applicable laws and regulations. Grant Thornton, LLP for fiscal year 2010 and 2011 was, and Burr Pilger Mayer, Inc., our independent auditor thereafter is, responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the fairness and conformity of those financial statements to generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee those processes.

As required by the Audit Committee Charter, with regard to the audited consolidated financial statements of the Company for the year ended December 31, 2011, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting with management;

•	Discussed with Grant Thornton, LLP the results of its audit, including the matters required to be discussed by Statement on Auditing Standards No. 114;

•	Received the written disclosures and the letter from Grant Thornton, LLP regarding auditor independence required by PCAOB Rule 3526; and

•	Discussed with Grant Thornton, LLP the accounting firm’s independence from the Company.

Based on its review and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

Neil J. Miotto, Chairman

Joseph J. Lazzara

Kimberly D.C. Trapp

Members, Audit Committee

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, we believe that each of our directors, executive officers and beneficial owners of greater than 10% of our common stock complied during fiscal year 2011 with the reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

We have adopted a Code of Business Ethics and Conduct that applies to our directors, executive officers and employees. We will disclose any future amendments to, or waivers from, the Code of Business Ethics and Conduct on our website http://www.gigoptix.com within four business days following the date of the amendment or waiver. We will provide to any person, without charge, a copy of Code of Business Ethics and Conduct upon written request to:

GigOptix, Inc.

130 Baytech Drive

San Jose, California 95134

Attn: Investor Relations

Equity Compensation Plan Information

The following table reflects information for our equity compensation plans as of December 31, 2011.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,443,820	$2.78	4,285,668
Equity compensation plans not approved by security holders	79,800	$6.08	—

Total	10,523,620	$2.81	4,285,668

The terms of our 2008 Equity Incentive Plan provide for an annual increase in the number of shares of our common stock authorized under the plan, effective as of the first day of each subsequent fiscal, pursuant to the terms and conditions as described in the plan. On January 1, 2011, the number of additional shares available for issuance under our 2008 Equity Incentive Plan was automatically increased by 610,513 shares. In addition, the stockholders also approved an increase of 3,000,000 additional shares reserved for issuance that became effective on November 15, 2011.

Related Person Transactions

As a result of the acquisition of ChipX on November 9, 2009, National Instruments Corporation, a former stockholder of ChipX, held 1,066,270 shares of our common stock or 4.9% of our common stock as of December 31, 2011. We generated revenue of $2.6 million and $1.6 million from sales to National Instruments Corporation during the years ended December 31, 2011 and 2010, respectively. On October 4, 2011, National Instruments filed a complaint against ChipX and GigOptix in the District Court of Travis County pertaining to two sales contracts to which National Instruments was a purchaser of products sold by ChipX. GigOptix is not a party to either contract. Prior to the filing of the complaint, the parties had been in discussions regarding the pricing of the products sold under these contracts, the number of products to be sold, and the length of period of time during which the products would be sold. National Instruments’ complaint sought a declaration that it was not in material breach of one of the contracts, as ChipX had asserted, that ChipX could not modify the prices in the contracts, that National Instruments could purchase products sold under one of the contracts directly from a supplier, and that GigOptix was not entitled to any damages from National Instruments as it is not a party to the contracts. The complaint also sought unspecified damages for alleged breach of contract by ChipX. ChipX and GigOptix never responded to the complaint, or filed a cross-complaint against National Instruments. The parties have now settled the matter. Pursuant to the terms of the settlement, National Instruments has paid ChipX $500,000 to license rights from ChipX which will enable National Instruments to manufacture the products sold under one of the contracts, National Instruments will make one last purchase in the amount of $3,500,000 of such products from ChipX to be fulfilled during 2012, and National Instruments shall have the right to purchase products sold under the other contract directly from the supplier in exchange for a royalty which the supplier will pay to ChipX.

As a result of the acquisition of ChipX on November 9, 2009, National Instruments Corporation, a former stockholder of ChipX, currently holds shares of GigOptix common stock. We generated revenue of $1.6 million and $231,000 from sales to National Instruments Corporation during the years ended December 31, 2010 and 2009, respectively.

Independent Public Accountants

The following table sets forth the aggregate fees billed by Grant Thornton, LLP for auditing and other services provide to GigOptix for the fiscal years 2011 and 2010 and by PricewaterhouseCoopers LLP for auditing and other services provided to GigOptix for the fiscal year 2011 and 2010.

	Grant Thornton, LLP		PricewaterhouseCoopers, LLP
	2011	2010	2011	2010
Audit Fees (1)	$435,000	$499,900	$—	$365,500
Audit-Related Fees (2)	218,800	—	128,200	—
Tax Fees (3)	—	—	—	—
All Other Fees	—	—	—	—

(1)	Audit fees include fees for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in our Forms 10-Q and other services normally provided by accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Included in audit related fees for 2011 is $128,200 related to professional services rendered by PricewaterhouseCoopers LLP in connection with our acquisition of Endwave and associated regulatory filings. $218,800 related to due diligence services and associated regulatory filings rendered by Grant Thornton, LLP in connection with our acquisition of Endwave.
(3)	Fees for tax services relate to tax return preparation and other compliance services.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the Securities and Exchange Commission, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit services and all permitted non-audit services by the independent registered public accounting firm. The Audit Committee evaluates whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee’s policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, or internal audit outsourcing services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures. The Audit Committee’s policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to any management function, expert services not related to the audit, legal services, broker-dealer, investment adviser, or investment banking services or human resource consulting. The Audit Committee approved in advance all fees for services provided by our independent registered public accounting firm, Grant Thornton LLP, for the year ended December 31, 2011 and 2010 and has concluded that the provision of these services is compatible with the accountants’ independence.

Stockholder Proposals

Any stockholder may submit a proposal for inclusion in our proxy statement in accordance with Rule 14a-8 of the Exchange Act. The deadline for inclusion of a proposal in our proxy statement for the 2013 annual meeting of stockholders is August 27, 2013. If the date of the 2013 annual meeting is changed by more than 30 days prior to or delayed by more than 30 days after the one year anniversary of the Annual Meeting (September 26, 2012), then the deadline for inclusion of a proposal in the proxy statement will be a reasonable time before we begin to print and send our proxy materials.

Stockholders may also submit proposals for consideration at the annual meeting of stockholders regardless of whether they are to be included in our proxy statement. To be properly brought before the annual meeting, a stockholder must provide written notice to the Secretary not fewer than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year’s annual meeting; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice must be delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the date on which the notice of the annual meeting was mailed or other such public disclosure was made. Stockholder proposals for the 2013 annual meeting of stockholders must be submitted no earlier than July 28, 2013 and no later than August 27, 2013. These requirements are separate from, and in addition to, the requirements that must be met to have a stockholder proposal included in the proxy statement.

Pursuant to our bylaws, a stockholder may nominate a candidate for election to the Board of Directors at an annual meeting of stockholders by providing written notice to the Secretary not fewer than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year’s annual meeting. Any such notice must set forth the information required by our bylaws, including certain information about the stockholder making the nomination and certain information about the person nominated for election. Stockholder nominations for election at the 2012 annual meeting of stockholders must be submitted no earlier than July 28, 2013 and no later than August  27, 2013.

Annual Report on Form 10-K

We will provide without charge a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, to any stockholder upon written request to GigOptix, Inc., 130 Baytech Drive, San Jose, CA 95134, Attn: Parker Martineau, Corporate Communications Manager. The copy of the Annual Report on Form 10-K is accompanied by a list and brief descriptions of the exhibits not provided, and we will provide the exhibits upon request for a reasonable fee.

PROPOSALS AT THE ANNUAL MEETING

PROPOSAL 1—Election of Directors

The Board of Directors is divided into three classes, each of which features a term that expires at a different annual meeting of stockholders. There are currently seven directors. The Class I directors are up for election at the Annual Meeting and will serve for a term expiring at the 2015 annual meeting of stockholders.

The Board of Directors has nominated Joseph J. Lazzara, David T. Mitchell and Kimberly D.C. Trapp to serve as Class I directors. In the event that the nominee is unable or unwilling to accept nomination or election as a director, the proxies authorizing management to vote for such nominee will be voted for such other person as the Board of Directors determines. Stockholders are not entitled to cumulate their votes for nominees for election to the Board of Directors. The nominee receiving the greatest number of “FOR” votes shall be elected.

The Board of Directors recommends that you vote “FOR” the election of Joseph J. Lazzara, David T. Mitchell and Kimberly D.C. Trapp as Class I directors.

PROPOSAL 2—Ratification of Independent Registered Public Accounting Firm

The Audit Committee has approved the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2012. If our stockholders do not ratify this appointment, the Audit Committee will reconsider the appointment but will not resubmit it for approval by our stockholders. A representative of Burr Pilger Mayer, Inc. will be present at the Annual Meeting and will have an opportunity to make a statement. We also expect that the representative will be available to answer any appropriate questions.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

*        *        *

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By order of the Board of Directors,

/s/ Dr. Avi Katz
Dr. Avi Katz

September 26, 2012

San Jose, California

GigOptix, Inc. 130 Baytech Drive San Jose, CA 95134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For	Withhold	For All		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐
1. Election of Directors
Nominees:

01 Mr. Joseph J. Lazzara	02 Mr. David T. Mitchell				03 Ms. Kimberly D.C. Trapp
The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2. Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			yes	No	☐
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

— — — — —  —  —  — — —  —  —  — — — —  —  — —  —  —  —  —  — —  —  — —  —  —  —  —  —  —  — — —  — — — — — — — — — — — — —

2012 Annual Meeting of Shareholders

GIGOPTIX, INC.

October 26, 2012 8:00 AM Local Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Avi Katz and Curt P. Sacks, and each of them, each with the power to appoint his or her substitute, as proxies (collectively, the “proxies”) to vote and act at the Annual Meeting of Stockholders of GigOptix, Inc. (the “Company”) to be held on October 26, 2012, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. Shares represented by this proxy card will be voted as directed by the undersigned. If no such directions are indicated, the proxies will have authority to vote FOR the election of the nominee listed on the reverse side, and FOR proposal No. 2.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side